EXHIBIT 99.1

Ainos Announces $1.75 Million Follow On Funding

The follow-on funding is a draw down from the $10 million private placement agreement entered into September 25 2023.

Use of proceeds include to advance planned VELDONA IND preparation and AI Nose VOC platform development with Nisshinbo Micro Devices Inc. (NISD) and Taiwan Inabata Sangyo Co. (Inabata).

SAN DIEGO, CA / ACCESSWIRE / January 24, 2024 / Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company") announced today that it has placed an additional financing with Lind Global Fund II LP, an institutional investment fund managed by The Lind Partners (together the "Investor"). The funding amount is up to $1.75 million, with $875,000 funded at closing and $875,000 to be funded subject to effective registration statement and conditions specified in the agreement.

“We plan to use the proceeds to fund programs planned for the first half of 2024, including preparation work for IND applications for VELDONA human drug candidates and advancing co-development of a volatile organic compound (VOC) sensing platform, powered by AI Nose technology, in collaboration with NISD and Inabata,” said Chun-Hsien Tsai, Chairman and CEO.

The increased funding is in the form of amendment to a Senior Secured Convertible Promissory Note (the "Note") maturing on March 28, 2025, with extension option specified in the agreement. The Note will be convertible into Ainos' shares of common stock at an initial conversion price equal to $7.50 per share, reverse-split adjusted, and subject to adjustment as further specified in the Note. The Note will be repayable in cash upon maturity. Prior to maturity, the Investor can convert to common stock at conditions specified in the agreement. As part of the investment, the Investor was also granted five-year warrants equal to 75% of the funded amount at an initial exercise price equal to $2.16 per share of common stock, subject to adjustment.

Maxim Group LLC is acting as the lead placement agent for the private placement. Brookline Capital Markets, a division of Arcadia Securities, LLC is acting as the co-placement agent for the private placement.

Ainos has agreed to file a registration statement registering for the resale of the shares of common stock issuable upon the conversion of the Note and upon the exercise of the warrants. Subject to the satisfaction of certain conditions, additional tranches of funding may be provided by mutual agreement of the Investor and the Company. The Investor will be entitled to receive an additional warrant equal to 75% of the increased funding amount with an exercise price equal to 125% of the average of the ten (10) daily VWAPs during the ten (10) trading days prior to the subsequent closing date.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About The Lind Partners

The Lind Partners manages institutional funds that are leaders in providing growth capital to small- and mid-cap companies publicly traded in the US, Canada, Australia and the UK. Lind's multi-strategy funds make direct investments ranging from US$1 to US$30 million, invest in syndicated equity placements and selectively buy on market. Having completed more than 200 direct investments totaling over US$2 billion in transaction value, Lind's funds have been flexible and supportive capital partners to investee companies since 2011.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos is a diversified healthcare company focused on the development of novel point-of-care testing (POCT), low-dose VELDONA interferon therapeutics, and synthetic RNA-driven preventative medicine. The company's products include VELDONA clinical-stage human therapeutics, VELDONA Pet cytoprotein health supplements, and telehealth-friendly POCTs powered by its AI Nose technology platform. The lead POCT candidate, Ainos Flora, is intended to be a telehealth-friendly POCT for women's health and certain common STIs. To learn more, visit https://www.ainos.com.

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Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are made in reliance upon the "safe harbor" protections provided by such acts for forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements describing the Company's objectives, plans or goals are, or may be, forward-looking statements.

Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the Company's control. The Company's results may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the Company's dependence on revenues from the sale of COVID-19 test kits and its VELDONA® Pet product line; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; and the Company's success in managing the growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' Annual Report on Form 10-K, as amended, and its subsequent filings with the SEC. Many of these risks are beyond the Company's control. There may be additional risks that we consider immaterial or that are unknown, and it is not possible to predict or identify all such risks.

Ainos cautions that the foregoing list of factors is not exclusive. Ainos also cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com